                                                                    EXHIBIT 11.1


GAMESTOP CORP
CALCULATION OF NET EARNINGS (LOSS) PER COMMON SHARE
(in thousands except per share data)

                                                                 13 Weeks      53 Weeks             39 Weeks Ended
                                                                  Ended          Ended        -------------------------
                                                                January 29,    February 3,    October 28,    November 3,
                                                                   2000           2001           2000           2001
                                                                ----------     ----------     ----------     ----------
                                                                                                     (unaudited)
Net earnings (loss)                                             $   7,291      $ (11,722)     $ (15,286)     $ (11,680)
                                                                ==========     ==========     ==========     ==========

Weighted Average Common Shares Outstanding                         36,009         36,009         36,009         36,009

Common Share Equivalents Related to Options and Warrants                -              -              -              -
                                                                ----------     ----------     ----------     ----------

Common Shares and Common Share Equivalents                         36,009         36,009         36,009         36,009

Common Stock Price Used under Treasury Stock Method                     -              -              -              -

Net Earnings (Loss) per Common Share:
Basic                                                           $    0.20      $   (0.33)     $   (0.42)     $   (0.32)
                                                                ==========     ==========     ==========     ==========

Diluted                                                         $    0.20      $   (0.33)     $   (0.42)     $   (0.32)
                                                                ==========     ==========     ==========     ==========